Exhibit 10.4
MASTER LEASE AGREEMENT

          THIS MASTER LEASE AGREEMENT (this “Lease”), made as of the          day of         , 2011, between each of the landlords (each a “Landlord”) identified on ScheduleI attached hereto and made a part hereof and each of the tenants (each a “Tenant”) identified on Schedule I.
W I T N E S S E T H:
     WHEREAS, ITT Corporation (“ITT”) and certain of its subsidiaries have entered into a Distribution Agreement dated on or about the date hereof (the “Distribution Agreement”);
     WHEREAS, the board of directors of ITT has determined that it is appropriate, desirable and in the best interests of ITT, ITT’s stockholders and its other constituents to separate the Water Business (as defined in the Distribution Agreement) and the Defense Business (as defined in the Distribution Agreement) from ITT pursuant to and in accordance with the Distribution Agreement;
     WHEREAS, in connection with the separation of the Water Business and the Defense Business from ITT, ITT desires to transfer, and to cause certain of its subsidiaries to transfer, (i) certain Assets and Liabilities (as defined in the Distribution Agreement) associated with the Water Businesses, to the Water Group (as defined in the Distribution Agreement), and (ii) certain Assets and Liabilities associated with the Defense Businesses, to the Defense Group (as defined in the Distribution Agreement); and
     WHEREAS, in connection therewith, each of ITT and Xylem Inc. desire that certain members of the ITT Group (as defined in the Distribution Agreement) and Water Group (as defined in the Distribution Agreement), as applicable, lease certain real property to certain other members of such Groups, as more fully set forth herein.
     NOW, THEREFORE, the parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
   1. PREMISES
     1.1 Each Landlord, in consideration of the rents herein reserved and of the terms, provisions, covenants and agreements on the part of each Tenant to be kept, observed and performed, does hereby lease and demise unto each Tenant, and each Tenant does hereby hire and take from each Landlord, the premises (“Premises”) more particularly described in Exhibit L attached hereto and made a part hereof located in the building (“Building”) identified on Schedule I described opposite the applicable Landlord’s and Tenant’s name.
     1.2 All references herein to “Landlord” and “Tenant” shall apply to each Landlord and Tenant identified on Schedule I and all references herein to “Premises”, “Term”, “Expiration Date”, and “Rent”, shall apply to each Landlord and Tenant in accordance with the corresponding material terms set forth in Exhibit L applicable to such parties’ Premises. In the event of any inconsistencies or conflicts between the terms of provisions of this Lease and the material terms set forth in Exhibit L, the material terms set forth in Exhibit L shall control.
     TO HAVE AND TO HOLD the Premises for the term, at the rent and upon the conditions hereinafter provided.
   2. TERM AND POSSESSION
     The term of this Lease shall commence on the date identified on Exhibit L (the “Commencement Date”) and shall be for the period set forth on Exhibit L (the “Term”), unless renewed or sooner terminated pursuant to any provision set forth herein (the “Expiration Date”), unless terminated earlier as provided in this Lease.
   3. RENT
     3.1 Tenant shall pay to Landlord as rent (the “Rent”) for the Premises during Term the Rent identified on Exhibit L.
     3.2 The Rent shall be payable in equal monthly installments within five (5) days of the first day of each and every month during the Term, without previous demand therefor and without offset or deduction of any kind whatsoever, except as herein specifically set forth. Notwithstanding the foregoing, Tenant shall pay the first month’s installment of Rent within five (5) days of the execution of this Lease and, if the Commencement Date occurs on other than the first day of a calendar month, Tenant shall pay its pro rata share of Rent for such calendar month.
     3.3 All Rent payable hereunder shall be made payable to Landlord and sent to Landlord’s address set forth on the corresponding Exhibit L, or to such other person or persons or at such other place as may be designated by written notice from Landlord to Tenant, from time to time, and shall be made in local currency in which the Premises is located (or as otherwise agreed to by Landlord and Tenant in writing) which shall be legal tender for all debts, public and private. At Tenant’s option, Rent may be payable when due by wire transfer or other payment of immediately available funds to an account designated from time to time by Landlord. Landlord shall be deemed to receive such payments when Landlord’s bank actually receives the wire transfer from Tenant’s bank for the account of Landlord.
     3.4 Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease except as expressly permitted in this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as expressly set forth herein, Tenant hereby waives all right (i) to terminate this Lease, or (ii) to surrender this Lease, or (iii) to any abatement, deferment, reduction, set-off, counterclaim or defense with respect to any Rent payable hereunder. Except as expressly set forth herein, Tenant shall remain obligated under this Lease in accordance with its terms and Tenant hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Tenant shall be bound by all the terms and provisions contained in this Lease.

   4. INTENTIONALLY OMITTED
   5. USE OF PREMISES
     5.1 Tenant shall use and occupy the Premises for the same purposes and in the same manner as used immediately prior to the Commencement Date. Any proposed change of use of the Premises by Tenant must be approved by Landlord in writing, which may by granted or denied, in Landlord’s sole discretion.
   6. CONDITION OF PREMISES, ALTERATIONS AND REPAIRS
     6.1 Except as otherwise set forth herein, Tenant agrees to accept the Premises in its present “as is” condition, and Landlord makes no representation as to the condition of the Premises, except as otherwise set forth herein. Landlord represents and warrants to Tenant that: (i) Landlord is the owner of fee simple title to the Premises and all improvements located thereon, (ii) the certificate of occupancy for the Premises permits the uses conducted at the Premises as of the Commencement Date; and (iii) to Landlord’s knowledge, as of the Commencement Date, the Premises are in compliance with all applicable laws, statutes, ordinances, regulations, orders, and requirements, including without limitation, the Americans with Disabilities Act (as amended). If during the course of any Alterations done by Tenant, Tenant discovers any structural defects or conditions that will prevent Tenant from performing Tenant’s Alterations pursuant to Tenant’s approved plans or if Tenant discovers any condition which is a breach of any representation of Landlord set forth in this Lease that will prevent Tenant from performing Tenant’s Alterations pursuant to Tenant’s approved plans (if any), Tenant shall give Landlord notice of the same. Landlord at its option, may choose to cure the same within thirty (30) days after notice from Tenant. In the event that Landlord does not cure or commence to cure and is diligently prosecuting such cure, within such thirty (30) day period, Tenant may cure such condition at Landlord’s cost and expense. Landlord shall reimburse Tenant for Tenant’s actual out-of-pocket expenses incurred in curing any such defective condition within thirty (30) days following Landlord’s receipt of Tenant’s demand therefore. Notwithstanding anything set forth herein to the contrary, in no event shall Tenant be deemed to be prevented from performing any approved Alterations if there is a commercially reasonable alternative that will not be prevented by any structural defect.
     6.2 Landlord, at its sole cost and expense, shall make any Landlord Repairs. When used in this Section, the term “Landlord Repairs” shall mean capital repairs and replacements to the Premises, including, without limitation, repairs and replacements to the roof, floors, foundation, exterior walls, structural components, existing parking lots, adjoining sidewalks and curbs, if any, and shall perform all maintenance, necessary to maintain the Premises and any sidewalks and curbs in substantially the same condition and repair as existed as of the date hereof, ordinary wear and tear excepted or existing walkways of the Premises, and HVAC, plumbing and electrical systems or other mechanical systems of the Building. Notwithstanding anything set forth herein to the contrary, any Landlord Repairs required by the negligence or misconduct of Tenant and/or its employees, agents or invitees shall be performed by Landlord at Tenant’s sole cost and expense, less any insurance proceeds actually received by Landlord, net all of Landlord’s costs and expenses associated with any such insurance claims.
     6.3 Except as expressly set forth herein, Tenant shall have no right to make any changes, alterations, additions, improvements or repairs in or to the interior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.
     6.4 Landlord and Tenant shall cooperate and mutually agree upon any Separation Work (as herein defined) as may be reasonably necessary to lease the Premises to Tenant. Subject to any required Landlord approvals, Tenant shall use commercially reasonable efforts to physically demise and separate the Premises, but only to the extent Landlord and Tenant have mutually agreed upon any required Separation Work, from the remaining portion of Premises (the “Remaining Portion”) at Tenant’s sole cost and expense. Such demising and separation work is referred to herein as the “Separation Work.” The Separation Work shall include the following, as required and applicable: (i) installation of one or more code-compliant sheetrock demising walls between the Remaining Portion and the Premises or such other demising and partition materials as shall be reasonably sufficient to separate the Premises from the Remaining Portion, finished to match the wall finishes on the Premises to the extent practicable; and (ii) any reconfiguration of HVAC distribution, sprinkler system distribution, electrical outlets, and lighting necessary as a consequence of installation of such demising wall(s). All Separation Work must comply with all applicable fire, safety, health, and building codes provided, however, it shall not be a default hereunder if Tenant does not commence or complete the Separation Work on or before the Commencement Date.
   7. INSURANCE
     7.1 Throughout the Term, Tenant shall, at its own cost and expense, provide and keep in force, for the benefit of Landlord, Tenant and any mortgagee or lessor of a Superior Lease, (a) general public liability insurance protecting and indemnifying Landlord, Tenant and any mortgagee and lessor of a Superior Lease against all third party claims for damages to person or property or for loss of life or of property occurring upon, in, or about the Premises, if any, in limits of at least $2,000,000 combined single limit per occurrence for bodily injury, death and property damage, $5,000,000 in the aggregate per policy year or such greater limits as may be required from time to time by any mortgagee or lessor of a Superior Lease or as may be reasonably required from time to time by Landlord consistent with insurance coverage on properties similarly constructed, occupied and maintained, and (b) Worker’s Compensation insurance (including Employers’ Liability Insurance) covering all employees of the Tenant employed at the Premises to the extent required by the laws and statutes of the State in which the Premises are located, including, without limitation, during the course of work to the Premises so as to protect Landlord, Tenant and the Premises against all worker’s compensation claims (collectively, “Tenant’s Required Insurance”). Throughout the Term, Landlord, at Tenant’s sole cost and expense, shall provide and keep in force for the benefit of Landlord and Tenant and any mortgagee or lessor of a Superior Lease (a) property/fire, and casualty insurance in respect of the Premises and all installations, additions and improvements which may now or hereafter be erected thereon, insuring against loss or damage by fire, water, lightning and such other risks as are now or hereafter embraced by “all-risk”, in an amount sufficient to prevent Landlord and Tenant from becoming coinsurers and in any event in an amount not less than one hundred percent (100%) of the actual replacement value thereof (i.e., including the cost of debris removal but excluding foundations and excavations) as reasonably determined by Landlord from time to time; and (b) boiler insurance, if applicable, in an amount not less than one hundred percent (100%) of the actual replacement value thereof (including the cost of debris removal but excluding foundations and excavations) as reasonably determined by Landlord from time to time (collectively, “Landlord’s Required Insurance”).
     7.2 Landlord shall be an additional insured in all Tenant’s Required Insurance (other than Workers’ Compensation insurance) and Tenant shall be an additional insured in all Landlord’s Required Insurance. In the event that the Premises shall be subject to any mortgage or Superior Lease, the public liability insurance shall, if required by such mortgage or Superior Lease, name the mortgagee and lessor of a Superior Lease as additional named insureds and all other insurance provided hereunder shall name the mortgagee as an additional named insured under a standard “noncontributory mortgagee” endorsement or its equivalent. Tenant shall provide Landlord copies of any policies or certificates evidencing the Tenant’s Required Insurance. Landlord shall provide Tenant copies of any policies or certificates evidencing the Landlord’s Required Insurance. Both Tenant’s Required Insurance and Landlord’s Required Insurance shall contain endorsements to the effect that such policies will not be materially changed, modified, altered or cancelled without at least thirty (30) days’ prior written notice to other party.
     7.3 All of the above-mentioned insurance policies and/or certificates shall be written by insurance companies of recognized responsibility, licensed to do business in the state or jurisdiction where the Premises are located, which are reasonably satisfactory to Landlord or Tenant, as applicable, and well rated by national rating organizations.
     7.4 At least thirty (30) days prior to the expiration of any policy or policies of such insurance, the responsible party shall renew such insurance, and shall deliver to the other party within the said period of time, copies of such policies or certificates of insurance, together with proof of payment of all premiums therefor. If Tenant fails to renew such insurance at least three (3) days prior to the expiration of any policy or policies of such insurance, Landlord shall have the right, but not the obligation, without waiving or releasing Tenant from any obligation, to procure Tenant’s Required Insurance at Tenant’s cost and expense and the cost thereof shall be payable on demand as Rent, together with interest thereon at the rate equal to lesser of ten percent (10%) per annum and the highest rate permitted by law (the “Applicable Rate”).
     7.5 Neither party shall violate, or permit to be violated, any of the conditions of any of the said policies of insurance, and each party shall perform and satisfy the requirements of the companies writing such policies so that companies of good standing, reasonably satisfactory to the other party, shall be willing to write and/or continue such insurance.
     7.6 At the option of either party, the Tenant’s Required Insurance or the Landlord’s Required Insurance, as applicable, may be effected by blanket and/or umbrella policies covering the Premises and other properties owned or leased by Tenant or owned by Landlord, respectively, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, without coinsurance by reason of, or damage to, any other property named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, each party shall furnish to the other party certified copies or duplicate originals of such policies in place of the originals, with schedules thereto attached showing the amount of insurance afforded by such policies applicable to the Premises, but not necessarily reflect the entire limit for the Tenant, but only for the portion applicable to the Premises.

     7.7 Tenant hereby releases Landlord with respect to any claim (including a claim for negligence) which it might otherwise have against Landlord for loss, damages or destruction with respect to its property by fire or other peril (including rental value or business interest, as the case may be) occurring during the Term. This waiver of subrogation and release shall extend to the agents of Landlord and its employees.
   8. DAMAGE OR DESTRUCTION
     8.1 Insured Casualty. If, at any time after the execution of this Lease, the Premises, or any portion thereof, should be damaged or destroyed by any casualty insured or required to be insured hereunder by Landlord’s Required Insurance, the following provisions shall govern the rights and obligations of Landlord and Tenant:
     i. If such damage or destruction occurs and is to the extent of twenty-five percent (25%) or more of the then current replacement cost of the Improvements, Landlord or Tenant may elect to terminate this Lease by giving at least fifteen (15) days written notice of its said election to the other party, such notice to be given within thirty (30) days after the date of such damage or destruction. If neither Landlord nor Tenant shall elect to terminate this Lease, Landlord shall repair, reconstruct or restore the Demised Premises in accordance with the provisions of subparagraph ii, below.
     ii. Except as provided in subparagraph (i) above, in the event the Demised Premises, or any portion thereof, should be damaged or destroyed by any casualty insured or required to be insured hereunder by Landlord’s Required Insurance, this Lease shall nevertheless continue in full force and effect (except as otherwise herein provided) and Landlord shall promptly commence and with due diligence complete the repair, reconstruction or restoration of the Demised Premises so far as practicable to the condition in which the Premises were immediately prior to such damage or destruction.
     8.2 Uninsured Casualty. If at any time after the execution of this Lease, the Demised Premises, or any portion thereof, should be damaged or destroyed by any casualty not required on the part of the Landlord to be insured against hereunder and such damage or destruction is to the extent of twenty-five percent (25%) or more of the then current replacement cost of the Improvements, Landlord or Tenant may elect to terminate this Lease by giving at least fifteen (15) days written notice of its said election to the other party, such notice to be given within thirty (30) days after the date of such damage or destruction. If at any time after the execution of this Lease the improvements on the Demised Premises or any portion thereof should be damaged or destroyed by any casualty not required on the part of the Landlord to be insured against hereunder and Landlord or Tenant has not elected to terminate this Lease as provided herein, then Landlord shall repair, reconstruct or restore the Demised Premises. If Landlord elects to repair, reconstruct or restore the Demised Premises after such damage or destruction thereto, this Lease shall continue in full force and effect (except as otherwise herein provided) and Landlord shall promptly commence and with due diligence complete the repair, reconstruction or restoration of the Demised Premises so far as practicable to the condition to which the Demised Premises were immediately prior to such damage or destruction. If Landlord fails to make such election, then this Lease shall be deemed terminated as of the date of such damage or destruction, and all amounts paid or payable by Tenant to Landlord shall, where applicable, be prorated between Landlord and Tenant.
     8.3 Abatement of Rent. Tenant agrees at all times after any damage to or destruction of the improvement on the Demised Premises, or any portion thereof, to continue the operation of its business therein to the extent practicable from the standpoint of good business, and in the event Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Demised Premises under any of the provisions of this Paragraph, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof. Provided that the damage or destruction was not caused in whole or in part by the negligence or misconduct of Tenant and/or its employees, agents or invitees, during the period commencing with the date of any such damage or destruction which Landlord is required or elects hereunder to repair, reconstruct or restore, and ending with the completion of such repairs, reconstruction or restoration, the Rent shall be proportionately abated in an amount equal to the proportion thereof which the number of square feet of gross floor area in the Demised Premises rendered untenable by Tenant (and is actually not used or occupied by Tenant) thereby bears to the total number of square feet of gross floor area in the Demised Premises immediately prior to such damage or destruction. Payment of the full amount of Rent and all other charges shall resume upon the completion of such work of repair, reconstruction or restoration.
     8.4 Effect of Termination. In the event this Lease is terminated under any of the provisions of this Paragraph, such termination shall become effective at the time and in accordance with the respective provisions herein contained for the termination of this Lease; provided, however, that all rentals and other charges on the part of Tenant to be paid hereunder shall be prorated and paid either as of the date of such damage or destruction, or as of the date Tenant ceases doing any business in, upon or from the Demised Premises, whichever last occurs.
     8.5 Anything contained herein to the contrary notwithstanding, any different procedure for the Restoration of the Premises or disbursement of insurance proceeds which may be required under any mortgage or Superior Lease (defined below) shall take precedence over and be in addition to any contrary procedure provided for in this Lease.
   9. CONDEMNATION
     9.1 If (a) the whole of the Premises shall be lawfully taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, or (b) substantially all of the Premises (hereinafter defined) shall be taken in or by such proceedings, and within thirty (30) days after receipt from Landlord of a notice of a pending condemnation Tenant shall have given notice to Landlord of its intention to terminate this Lease if such taking is effected, this Lease shall terminate, in the case of a taking of the whole of the Premises, on the date of such taking, and, in the case of the taking of substantially all of the Premises on the first Rent payment date occurring not less than thirty (30) days after such taking. All Rent required to be paid by Tenant under this Lease shall be paid up to the date of such termination and upon such termination this Lease shall be of no further force and effect, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive and any prepayment of Rent shall be prorated between the parties. For purposes of this Article “substantially all of the Premises” shall be deemed to mean such portion of the

Premises as, when so taken, would leave remaining a balance of the Premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not under economic conditions, applicable zoning laws, building regulations then existing or prevailing, readily accommodate a new building or buildings of a nature similar to the Building existing at the date of such taking and after performance of all covenants, agreements, terms and provisions herein and by law provided to be performed and paid by Tenant. Tenant, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings and be represented by counsel, at Tenant’s sole cost, for the purpose of protecting its interests hereunder. Landlord agrees that it will not enter into any agreement with any condemning authority in settlement of or on the threat of any condemnation or other eminent domain proceeding affecting the Premises without the consent of Tenant, which consent shall not be unreasonably withheld or delayed.
     9.2 If only a portion of the Premises shall be so taken and Section 9.1 does not apply, this Lease shall be unaffected by such taking, except that Rent payable by Tenant pursuant to the provisions of this Lease shall be equitably reduced to a just and appropriate amount according to the nature and extent of the taking.
     9.3 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except that, in the case of a partial taking which does not result in a termination of this Lease. Tenant hereby assigns to Landlord all of its right, title and interest in or to every such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, to the extent permitted by law, for the value of Tenant’s inventory, movable trade fixtures, machinery and moving expenses, provided that the making of such claim does not adversely affect or diminish Landlord’s award.
     9.4 In the event of any taking of the Premises which does not result in a termination of this Lease, Landlord at Landlord’s expense, subject to the provisions of Articles 6 and 8 and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Premises to substantially the condition existing immediately prior to the date of taking to the extent that the same may be feasible and so as to constitute a complete and tenantable Premises. If the proceeds of such award or awards are not sufficient to pay the full cost thereof, Landlord shall pay such deficit.
     9.5 Anything contained herein to the contrary notwithstanding, any different procedure for the Restoration of the Premises or disbursement of proceeds which may be required under any mortgage or Superior Lease shall take precedence over and be in addition to any contrary procedure provided for in this Lease.
     9.6 In case of any governmental action, not resulting in the taking or condemnation of any portion of the Premises but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Premises abut, this Lease shall continue in full force and effect without reduction or abatement of Rent and the award shall be paid to Landlord, provided such action does not have a material adverse effect on Tenant’s use and occupancy of the Premises.

   10. ASSIGNMENT AND SUBLETTING
     10.1 Tenant shall not, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, mortgage, pledge or encumber this Lease, or underlet or suffer or permit all or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, in each instance. Neither party shall sublease, license or otherwise permit the occupancy of any portion of the Building or Premises to a competitor of the other party. Notwithstanding any of the foregoing, without the consent of Landlord, Tenant may assign or sublease this Lease to any “Affiliate,” as defined herein; provided, however, that (i) Tenant provides Landlord at least thirty (30) days prior written notice of such assignment or sublease and (ii) Tenant and any such Affiliate both remain jointly and severally liable for all obligations and liabilities under this Lease. “Affiliate” shall mean (i) Tenant’s parent or any other entity that is wholly owned by Tenant, or under common control with Tenant; (ii) any entity acquiring all or substantially all of the Tenant’s assets or stock; or (iii) any successor entity to Tenant following a merger, provided, in each instance, such assignee or sublessee is not a competitor of Landlord, as determined by Landlord in Landlord’s reasonable judgment.
   11. SUBORDINATION
     11.1 Subject to the provisions of Section 11.3 below, all rights and interests of Tenant under this Lease are subject, subordinate and inferior to all existing and future superior ground or underlying leases (a “Superior Lease”) and mortgages encumbering the Premises or any part thereof, and to all renewals, modifications, consolidations, replacements and extensions of any such Superior Leases and mortgages. The right of the holder of any such Superior Lease or mortgage shall at all times be and remain prior and superior to all rights and interest of Tenant. This provision shall constitute a self-operative subordination agreement with respect to all such Superior Leases and mortgages and all renewals, modifications, consolidations, replacements and extensions thereof. If the holder of any such Superior Lease or mortgage shall require confirmation of any subordination or a separate subordination agreement, Tenant shall execute such confirmation or subordination agreement, within ten (10) days of Landlord’s request, in the form required by the lessor under such Superior Lease or holder of such mortgagee, as applicable, and reasonably satisfactory to Tenant; provided, however, such subordination shall be upon the express condition that the validity of the Lease shall be recognized by the mortgagee, and that, notwithstanding any default by the mortgagor with respect to said mortgage or any foreclosure thereof, Tenant’s possession and right of use under this Lease in and to the Premises shall not be disturbed by such mortgagee unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.
     11.2 In the event any proceedings are brought for the foreclosure of, or in the event of exercise of power of sale under, any first mortgage covering Landlord’s interest in the Premises, and such holder takes possession of the Premises, either as the result of foreclosure of such mortgage or by accepting a deed to the Premises in lieu of foreclosure, or the Premises shall be purchased at such a foreclosure by a third party, and such holder or third party shall furnish Tenant satisfactory evidence that it has acquired title to the Premises subject to no liens or encumbrances superior to this Lease, other than taxes not yet due and payable, Tenant shall attorn to such holder or third party and recognize it as its landlord under this Lease, and such holder or third party will in such event recognize and accept Tenant as its tenant hereunder, whereupon this Lease shall continue in full force and effect as a direct lease between such holder or third party and Tenant for the term of this Lease and such holder or third party shall, henceforth, be subject to all of the terms of this Lease and perform all of the obligations of Landlord hereunder with the same force and effect as if it were originally named as Landlord hereunder; provided, however, that if conflicting claims should be made to the rent payable hereunder, Tenant shall have the right to institute an interpleader suit for the purpose of determining who is entitled to payment of such rent and to pay the rent in accordance with the judicial determination rendered in such proceeding.
     11.3 At Tenant’s request, Landlord further agrees that, it shall obtain a written non-disturbance and attornment agreement from any current or future mortgagee, lienholder, trustee or encumbrancer whose interest shall be prior to this Lease as of the Commencement Date and Landlord shall furnish Tenant with a copy of such agreement. Said non-disturbance agreement shall expressly provide, inter alia, that (i) the parties thereto are executing such agreement for the benefit of Tenant herein; and (ii) so long as Tenant shall be not then in default under this Lease, no action or proceeding shall be taken at any time during the lease term or any extension thereof, which shall disturb Tenant’s possession, quiet enjoyment, or any other beneficial use of the demised premises as provided for in this Lease. The subordination of Tenant’s interest hereunder to any mortgage or Superior Lease shall be expressly conditioned upon Tenant’s receipt of such non-disturbance agreement.
     11.4 Landlord represents and warrants to Tenant that there is no mortgage or Superior Lease affecting the Premises as of the date hereof.
   12. OBLIGATIONS OF TENANT
     12.1 Tenant shall promptly comply, in all material respects, with all laws, ordinances, orders, rules, regulations, and requirements or requests of all Federal, state, municipal or other governmental or quasi-governmental authorities or bodies then having jurisdiction over the Premises (or any part thereof) applicable to the use and occupation thereof by Tenant, of every nature and kind (each, a “Requirement”), and Tenant shall so perform and comply, whether or not such laws, ordinances, orders, rules, regulations or requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto; provided, however, that Tenant is under no obligation to remedy or to render compliant any violations of applicable laws or Requirements, now existing or hereafter promulgated, applicable to the Premises, unless and to the extent such violation or non-compliance is a result of Tenant’s particular use of the Premises. Except to the extent the same is Tenant’s responsibility hereunder, Landlord shall comply in all material respects with all Requirements applicable to the ownership of the Premises.
     12.2 Tenant agrees to give Landlord notice of any law, ordinance, rule, regulation or requirement enacted, passed, promulgated, made, issued or adopted after the Commencement Date by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting the Premises or Tenant’s use thereof, a copy of which is served upon or received by Tenant, or a copy of which is posted on, or fastened or attached to the Premises, or otherwise brought to the attention of Tenant, by mailing within five (5) business days after such service, receipt, posting, fastening or attaching or after the same otherwise comes to the attention of

Tenant, a copy of each and every one thereof to Landlord. At the same time, Tenant will inform Landlord as to the Work which Landlord is required to do or take in order to comply therewith, provided, however if such Work is necessitated by Tenant’s particular use of the Premises, Tenant shall notify Landlord as to the Work which Tenant proposes to do or take in order to comply therewith, subject to Landlord’s reasonable approval. Notwithstanding the foregoing, however, if such Work would require any Alterations which would, in Landlord’s opinion, reduce the value of the Premises or change the general character, design or use of the Building or other improvements thereon, and if Tenant does not desire to contest the same, Tenant shall, if Landlord so requests, defer compliance therewith in order that Landlord may, if Landlord wishes, contest or seek modification of or other relief with respect to such Requirements, but nothing herein shall relieve Tenant of the duty and obligation, at Tenant’s expense, to comply with such Requirements, or such Requirements as modified, whenever Landlord shall so direct, provided, however, if Landlord’s decision to defer such compliance materially disrupts Tenant’s ability to operate its business in the manner historically operated, Tenant shall have the right to terminate this Lease upon ninety (90) days written notice to Landlord.
     12.3 Landlord and Tenant shall defend, indemnify and save harmless each other, any partners or members of each other, any partners or members of any partners or members of each other and any officers, stockholders, directors or employees of any of the foregoing (collectively, “Indemnified Parties”), on an after-tax basis from (a) any and all liabilities, claims, causes of actions, suits, damages and expenses (collectively, “Claims”) arising from (i) any work or thing whatsoever done, or any condition created in or about the Premises during the Term, (ii) any use, non-use, possession, occupation, Alteration, repair, condition, operation, management or maintenance of the Premises or any part thereof; (iii) any negligent or otherwise wrongful act or omission of Landlord or Tenant or any of their employees, agents, contractors or subcontractors, (iv) any accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway, common area or space comprising a part thereof or adjacent thereto, and (v) any breach, violation or non-performance of any covenant, condition or agreement in this Lease to be fulfilled, kept, observed or performed by Landlord or Tenant; and (b) all costs, expenses and liabilities incurred, including, without limitation, reasonable attorney’s fees and disbursements through and including appellate proceedings, in or in connection with any of such Claims. If any action or proceeding shall be brought against any of the Indemnified Parties by reason of any such Claims, Landlord or Tenant, as applicable, upon notice from any of the Indemnified Parties, shall resist and defend such action or proceeding, at its sole cost and expense by counsel chosen by the indemnifying party who shall be satisfactory to such Indemnified Party. The indemnifying party or its counsel shall keep each Indemnified Party fully apprised at all times of the status of such defense. Notwithstanding the foregoing, an Indemnified Party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability in excess of One Hundred Thousand Dollars ($100,000), and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
     12.4 If at any time prior to, or during the Term (or within the statutory period thereafter if attributable to Tenant), any mechanic’s or other lien or order for payment of money, which shall have been either created by, caused (directly or indirectly) by, or suffered against Tenant, shall be filed against the Premises or any part thereof, Tenant, at its sole cost and expense, shall cause the same to be discharged by payment, bonding or otherwise, as provided by law, within ten (10) business days after the filing thereof. Tenant shall, upon notice and request in writing by Landlord, defend for Landlord, at Tenant’s sole cost and expense, any action or proceeding which may be brought on or for the enforcement of any such lien or order for payment of money, and will pay any damages and satisfy and discharge any judgment entered in such action or proceeding and save, indemnify and hold harmless Landlord, on an after tax basis from any liability, claim or damage resulting therefrom. In default of Tenant’s procuring the discharge of any such lien as aforesaid Landlord may, without notice, and without prejudice to its other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expense which Landlord shall incur shall be paid by Tenant to Landlord as Rent forthwith.
     12.5 LANDLORD SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO PAY FOR ANY WORK, LABOR OR SERVICES RENDERED OR MATERIALS FURNISHED TO OR FOR THE ACCOUNT OF TENANT UPON OR IN CONNECTION WITH THE PREMISES, AND NO MECHANIC’S OR OTHER LIEN FOR SUCH WORK, LABOR OR SERVICES OR MATERIAL FURNISHED SHALL, UNDER ANY CIRCUMSTANCES, ATTACH TO OR AFFECT THE REVERSIONARY INTEREST OF LANDLORD IN AND TO THE PREMISES OR ANY ALTERATIONS, REPAIRS, OR IMPROVEMENTS TO BE ERECTED OR MADE THEREON. NOTHING CONTAINED IN THIS LEASE SHALL BE DEEMED OR CONSTRUED IN ANY WAY AS CONSTITUTING THE REQUEST OR CONSENT OF LANDLORD, EITHER EXPRESS OR IMPLIED, TO ANY CONTRACTOR, SUBCONTRACTOR, LABORER OR MATERIALMAN FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY SPECIFIC IMPROVEMENT, ALTERATION TO OR REPAIR OF THE PREMISES OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS ON BEHALF OF LANDLORD THAT WOULD GIVE RISE TO THE FILING OF ANY LIEN AGAINST THE PREMISES.
     12.6 Neither Landlord nor its agents shall be liable for any loss of or damage to the Premises of Tenant or others by reason of casualty, theft or otherwise, or for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees.
     12.7 Except as otherwise set forth on Exhibit L attached hereto, Landlord shall continue to deliver the same customary real estate related services to Tenant as Tenant had previously and customarily enjoyed prior to Commencement Date at levels substantially comparable to the level of services enjoyed by Tenant during the twelve (12) month period immediately preceding the Commencement Date.
   13. DEFAULT BY TENANT
     13.1 Each of the following shall be deemed an event of default (an “Event of Default”) and a breach of this Lease by Tenant:
          A. If Tenant shall fail to pay the Rent to be paid by Tenant hereunder for a period of five (5) business days after written notice of such default by Landlord to Tenant.

          B. If Tenant shall default in the performance or observance of any of the other agreements, conditions, covenants or terms herein contained, and such default shall continue for thirty (30) days after written notice by Landlord to Tenant, or if such default is of such a nature that it cannot be completely remedied with said thirty (30) day period and Tenant shall not commence within said thirty (30) day period to remedy such default and thereafter diligently prosecute the same to completion.
          C. If Tenant abandons the Premises, except as may be permitted in the case of any casualty, damage or condemnation.
          D. If this Lease or the estate of Tenant hereunder shall be assigned, sublet, transferred, mortgaged or encumbered without compliance with the provisions of this Lease applicable thereto.
          E. If (i) Tenant shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Tenant, or seeking to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property; or (ii) Tenant shall make a general assignment for the benefit of Tenant’s creditors; or (iii) there shall be commenced against Tenant any case, proceeding or other action of a nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Tenant’s property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iv) Tenant shall take any action consenting to or approving of any of the acts set forth in clause (i) or (ii) above; or (v) Tenant shall generally not, or shall be unable to, pay Tenant’s debts as they become due or shall admit in writing Tenant’s inability to pay Tenant’s debts.
     13.2 To the extent permitted by applicable law, if an Event of Default shall occur, Landlord may elect to declare all Rent for the remainder of the Term due and payable and, if Landlord shall make such an election, the present value of the Rent shall be due and payable ten (10) days after notice by Landlord to Tenant of such election. The aforesaid present value shall be determined by discounting each monthly installment of Rent for the remainder of the Term from the date such installment would have been due and payable to the date of Landlord’s election to accelerate, by a rate of one (1%) percent per annum less than the interest rate paid under a United States Treasury Bill of comparable duration. Landlord also may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.
     13.3
          A. If an Event of Default shall occur and Landlord, at any time thereafter, at its option, gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall be not less than three (3) days after the giving of such notice, and if, on the date specified in such notice, Tenant shall have failed to cure the default which was the basis for the Event of Default, then, all rights of Tenant under this Lease and to the Term herein demised shall expire and terminate as if the date specified in the notice given were the date herein definitely fixed for the expiration of the Term and Tenant immediately shall quit and surrender the Premises, which termination shall not relieve Tenant from any liability then or thereafter accruing hereunder.
          B. If an Event of Default described in Sections 13.1(A) or (B) hereof shall occur, or this Lease shall be terminated as provided in Section 13.3(A) hereof, Landlord, without notice, and with or without court proceedings, (i) may re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor or (ii) may dispossess Tenant by summary proceedings or otherwise, which reentry and repossession by Landlord shall not relieve Tenant from any liability then or thereafter accruing hereunder.
     13.4 If this Lease shall be terminated as provided in Section 13.3(A) hereof and/or Tenant shall be dispossessed by summary proceedings or otherwise as provided in Section 13.3(B) hereof,
          A. Tenant shall pay to Landlord all Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;
          B. Landlord may repair and alter the Premises in such manner as Landlord may deem necessary or advisable without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, and/or let or re-let the Premises or any parts thereof for the whole or any part of the remainder of the Term or for a longer period, in Landlord’s name or as agent of Tenant, and out of any rent and other sums collected or received as a result of such re-letting Landlord shall: (i) first, pay to itself the cost and expense of terminating this Lease, re-entering, retaking, repossessing, repairing and/or altering the Premises, or any part thereof, and the cost and expense of removing all persons and property therefrom, including in such costs brokerage commissions, legal expenses and attorneys’ fees and disbursements, (ii) second, pay to itself the cost and expense sustained in securing any new tenants and other occupants, including in such costs brokerage commissions, legal expenses and attorneys’ fees and disbursements and other expenses of preparing the Premises for re-letting, and, if Landlord shall maintain and operate the Premises, the cost and expense of operating and maintaining the Premises, and (iii) third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. Landlord in no way shall be responsible or liable for any failure to re-let the Premises or any part thereof, or for any failure to collect any rent due on any such re-letting, and no such failure to re-let or to collect rent shall operate to relieve Tenant of any liability under this Lease or to otherwise affect any such liability;
          C. Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any re-letting effected pursuant to the provisions of Section 13.4(B) hereof for any part of such period (first deducting from the rents collected under any such re-letting all of the payments to Landlord described in Section 13.4(B) hereof); any such Deficiency shall be paid in installments by Tenant on the days specified in this Lease for payment of installments of Rent, and Landlord shall be entitled to recover from Tenant each Deficiency installment as the same shall arise, and no suit to collect the amount of the Deficiency for any installment period shall prejudice Landlord’s right to collect the Deficiency for any subsequent installment period by a similar proceeding; and
          D. Whether or not Landlord shall have collected any Deficiency installments as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies, as and for liquidated and agreed final damages (it being agreed that it would be impracticable or extremely difficult to fix the actual damage), a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rent value of the Premises for the same period, both discounted to present worth at the rate of one percent (1%) per annum less than the interest rate paid under a United States Treasury Bill of comparable duration less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 13.4(C) hereof for the same period; it being agreed that before presentation of proof of such liquidated damages to any court, commission or tribunal, if the Premises, or any part thereof, shall have been re-let by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such re-letting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting.
     13.5 No termination of this Lease pursuant to Section 13.3(A) hereof, and no taking possession of and/or re-letting the property, or any part thereof, pursuant to Sections 13.3(B) and 13.4(B) hereof, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or re-letting.
     13.6 To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article. Tenant shall execute, acknowledge and deliver any instruments which Landlord may request, whether before or after the occurrence of an Event of Default, evidencing such waiver or release.
     13.7 The Rent payable by Tenant hereunder and each and every installment thereof, and all costs, attorneys’ fees and disbursements and other expenses which may be incurred by Landlord in enforcing the provisions of this Lease or on account of any delinquency of Tenant in carrying out the provisions of this Lease shall be and they hereby are declared to constitute a valid perfected lien upon the interest of Tenant in this Lease and in the Premises, and the rents, issues and profits therefrom.
     13.8 Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any Deficiencies or other sums payable by Tenant to Landlord pursuant to this Article, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or Term would have expired by limitation had there been no Event of Default by Tenant and termination.
     13.9 Nothing contained in this Article shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership,

reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to or less than the amount of the damages referred to in any of the preceding Sections of this Article.
     13.10 No receipt of moneys by Landlord from Tenant after the termination of this Lease, or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant’s liability hereunder.
     13.11 Except as otherwise expressly provided herein or as prohibited by applicable law, Tenant hereby expressly waives the service of any notice to quit or notice of Landlord’s intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease, and Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage. The terms “enter”, “re-enter”, “entry” or “re-entry”, as used in this Lease are not restricted to their technical legal meaning.
     13.12 No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
     13.13 Tenant shall pay to Landlord an amount net to Landlord on an after-tax basis equal to all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. Tenant also shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in enforcing any of the covenants and provisions of this Lease and incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such costs, expenses, and attorneys’ fees and disbursements may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant on or under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid, with interest and costs, shall be paid by Tenant to Landlord on demand.
     13.14 If an Event of Default shall occur under this Lease or Tenant shall fail to comply with its obligations under this Lease, Landlord may (a) perform the same for the account of Tenant if the same arises out of any obligation owed by Tenant to a third party or (b) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, with interest thereon at Applicable Rate and such amounts shall be deemed to be Rent hereunder and shall be paid by Tenant to Landlord immediately upon demand therefor.
     13.15 In the event that Tenant shall fail to pay Rent within five (5) days after its due date, then from and after the sixth (6th) day until the date Tenant finally pays the Rent, Tenant shall pay Landlord a late charge at the rate of ten (10%) percent per annum with respect to the delinquent amount, provided, however, no late charges shall be assessed against Tenant prior to January 1, 2012.
   14. NO WAIVER
          The failure of Landlord or Tenant to enforce any agreement, condition, covenant or term, by reason of its breach by Tenant or Landlord, as the case may be, shall not be deemed to void, waive or affect the right of Landlord or Tenant to enforce the same agreement, condition, covenant or term on the occasion of a subsequent default or breach. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such terms, covenants and conditions. The receipt by Landlord, or payment by Tenant, of Rent with knowledge of the breach of any of such terms, covenants and conditions shall not be deemed a waiver of such breach. The acceptance of any check or payment bearing or accompanied by any endorsement, legend or statements shall not, of itself, constitute any change in or termination of this Lease. No surrender of the Premises by Tenant (prior to any termination of this Lease) shall be valid unless consented to in writing by Landlord or in accordance with the express terms of this Lease. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants and conditions of this Lease or to a decree compelling performance of any of such terms, covenants and conditions.
   15. ESTOPPEL CERTIFICATE
          Landlord and Tenant agree that they shall, at any time and from time to time, within twenty (20) days of request by the other party execute, acknowledge and deliver to the requesting party a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the Rent has been paid, (iii) the address to which notices to Landlord or Tenant, as applicable, should be sent, (iv) stating whether or not either party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, (v) whether or not there are any offsets or defenses against the enforcement of any provisions of the Lease by either party and if so, specifying the same, (vi) the Commencement Date and the date of expiration for the current term of the Lease, (vii) that Tenant is in possession of the Premises and (viii) any other matters reasonably requested by the other party; it being intended that any such statement delivered pursuant to this Article may be relied upon by the requesting party or any prospective purchaser of the Premises or any mortgagee thereof or any assignee of any mortgage upon the Premises.
   16. QUIET ENJOYMENT
          Tenant, upon payment of the Rent herein reserved and upon the due performance and observance of all the covenants, conditions and agreements herein contained on Tenant’s part to be performed and observed, shall and may at all times during the Term peaceably and quietly have, hold and enjoy the Premises in the same manner in which Tenant enjoyed the Premises immediately prior to the Commencement Date without any manner of suit, trouble or hindrance of and from any person claiming by, through or under Landlord, subject, however, to the terms and provisions of this Lease.
   17. SURRENDER
     17.1 Tenant shall, on the last day of the Term, or upon the sooner termination of the Term, quit and surrender to Landlord the Premises vacant, free of all equipment, furniture and other personal property, and in good order and condition, reasonable wear and tear excepted, and Tenant shall remove or demolish all of the fixtures, structures and other improvements which Landlord shall elect pursuant to and in accordance with Section 6.4 hereof. Any property not so removed shall become the property of Landlord, and Landlord may cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Tenant. Tenant’s obligation to observe and perform this covenant shall survive the expiration or earlier termination of the Term.
     17.2 Tenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this Lease. Tenant agrees to indemnify Landlord against and save Landlord harmless from all costs, claims, loss or liability resulting from the failure or delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such failure or delay. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the expiration or sooner termination of the term of this Lease, then Tenant shall pay to Landlord, as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the term of this Lease, in addition to any sums payable pursuant to the foregoing indemnity, a sum equal to one hundred-fifty percent (150%) the aggregate of the Rent which was payable under this Lease with respect to the last month of the term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the term of this Lease. If Tenant holds over in possession after the expiration or termination of the term of the Lease, such holding over shall not be deemed to extend the term or renew this Lease, but the tenancy thereafter shall continue as a tenancy from month to month upon the terms and conditions of this Lease at the Rent as herein increased. This provision shall survive the expiration or earlier termination of this Lease.
   18. ACCESS
          Landlord shall have the right and privilege at all times during the last six (6) months of the Term to display a customary (as would be customary for similar buildings in the surrounding area) “For Sale” sign on the Building and during the last six (6) months of the Term, Landlord shall have the right and privilege to enter the Premises at reasonable times upon prior reasonable notice during business hours for the purpose of exhibiting the same to prospective new tenants, but no more than once a month, and to display the customary “To Let” signs on the Building. Landlord shall also, at all reasonable times upon prior reasonable notice during the Term (the parties acknowledge and agree that no prior notice shall be required in the event of an emergency), have the right to enter the Premises or any part thereof for the purpose of making such repairs or Alterations therein as Landlord is required to make under the terms of this Lease. Throughout the Initial Term and any Extend Term of this Lease, Tenant shall have access to the Premises 24 hours a day, seven days a week.
   19. ENVIRONMENTAL MATTERS
     19.1 Tenant covenants that (i) Tenant shall not cause or contribute to, and shall not permit or direct any other Person to cause or contribute to, any contamination from any Hazardous Substances (hereinafter defined) at, on, under or emanating from the Premises (ii) Tenant shall not, and, (subject to Tenant’s contractual obligations to permit Landlord and its Affiliates or the predecessors thereof, if applicable, to perform any necessary investigation, remediation or corrective action regarding environmental matters), shall not cause or permit any other Person to, use manufacture, store, generate, treat or Release any Hazardous Substances at, on, under or from the Premises, except where such use, manufacture, storage, generation, treatment or Release or threatened release is in material compliance with applicable Environmental Law (as defined below) and is reasonably related to the conduct of Tenant’s business, (iii) in the event that Tenant’s (or its subtenants’ or assignees’) operations at or near the Premises result in the imposition of a Lien on the Premises under any Environmental Law resulting from a matter for which Tenant would be obliged to indemnify Landlord pursuant to Section 19.2 hereof, Tenant shall promptly and expeditiously take all necessary steps to have such Lien removed, and (iv) Tenant shall not, and shall not cause or permit any other Person to, install or operate any underground tanks for the storage of any Hazardous Substances, including fuel oil, gasoline, waste oils, and/or other petroleum products or by-products.
     19.2 Tenant hereby agrees to indemnify Landlord, any mortgagee and any lessor under a Superior Lease and hold Landlord, any mortgagee and any lessor of a Superior Lease harmless from and against any and all losses, liabilities (including strict liability), damages, injuries, expenses (including reasonable attorneys’ and consulting fees), costs of any settlement or judgment and claims of any and every kind whatsoever (collectively “Losses”) paid, incurred or suffered by, or asserted against Landlord, any mortgagee and any lessor of a Superior Lease by any person or governmental authority for, with respect to, or as a direct or indirect result of, either (i) the presence or Release or threatened release at, on or under, or from the Premises of any Hazardous Substance (including, without limitation, any such Losses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, any so-called federal, state or local “Superfund” or “Superlien” laws) or (ii) the violation of any applicable Environmental Law, to the extent such presence or Release or threatened release or violation is caused by Tenant’s or any subtenant’s or assignee’s (or any of their representatives’) use of the Premises.
     19.3 Notwithstanding any other provision of this Lease regarding indemnification of Landlord by Tenant (other than Tenant’s obligations to indemnify Landlord pursuant to Section 19.6), Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all Losses paid, incurred or suffered by, or asserted against Tenant for, with respect to, or as a direct or indirect result of, either (i) the presence or Release or threatened release at, on or under, or from the Premises of any Hazardous Substance (including, without limitation, any such Losses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, any so-called federal, state or local “Superfund” or “Superlien” laws) or (ii) the violation of any applicable Environmental Law, to the extent such presence or Release or threatened release or violation is caused by: (x) Landlord’s or any of its Affiliates’ or assignee’s (or any of their representatives’) use or ownership of the Premises; or (y) any environmental condition or contamination that existed on or prior to the commencement of this Lease at, on or under, or from the Premises, except to the extent exacerbated by Tenant’s, any subtenant’s, assignee’s or representative’s negligence. With respect to asbestos containing building materials, Landlord acknowledges and agrees that Tenant shall have no liability or obligations concerning the removal or replacement thereof on the Premises, which are the sole responsibility of the Landlord, provided, however, that Tenant shall be responsible for all costs of any removal, replacement or abatement of asbestos containing building materials on the Premises to the extent required pursuant to applicable Environmental Law as a result of Tenant’s (or any of its subtenant’s or assignee’s) negligence or undertaking any modifications, maintenance, repairs, or other activities on the Premises that results in any disturbance of asbestos containing building materials, but only if the location of such materials have been previously identified with reasonable specificity in writing by Landlord to Tenant.
     19.4 In the event that an obligation to investigate or remediate the Premises arises under any and all applicable environmental transaction trigger statutes or otherwise as a result of the termination of the Lease or the cessation of operations at the subject Premises, Tenant shall be primarily responsible for the completion of such investigation or remediation, unless such termination or cessation is in connection with a sale or other transfer of the Premises or of the Landlord or any other entity that directly or indirectly owns or controls the Premises, in which case the transferor shall have such primary responsibility; provided, however, that the foregoing shall in no way alter the allocation of liability for any such investigation or remediation provided for under Sections 19.2 and 19.3 of this Lease. Each of Landlord and Tenant agree to cooperate in good faith with each other to facilitate the completion of any obligations under this Section 19.4, including, but not limited to: (i) promptly executing any applications, filings, certifications, or other documents reasonably requested by the other party; (ii) providing reasonable access to the other party (including representatives, consultants or agents) during normal business hours to the Premises and relevant information and personnel; (iii) taking commercially reasonable efforts at its own cost and expense to reasonably mitigate interference with the conduct of any such investigation or remediation or with the current operation or use of the Premises; (iv) accepting the use of cost-efficient remediation strategies (as reasonably determined by party principally liable for the remediation under Sections 19.3 and 19.4), including the use of risk-based remediation standards based on continued industrial use of the property or imposition of restrictive deed notices or other institutional or engineering controls (as long as such cost-efficient remediation strategies would not materially interfere with or otherwise materially impede the operation or use of the Premises); (v) providing prompt notification of all meetings with consultants and Governmental Authorities and an opportunity to participate, at its own expense, in such meetings; (vi) promptly providing copies of all material documents related to the investigation or remediation and affording the other party a reasonable opportunity to review and provide comments, at its own expense, on all reports, correspondence, work plans or other materials submitted to any Governmental Authority and (vii) allowing the other party to observe and monitor, at its own expense, the conduct of any investigative or remedial work being done at the Premises.
     19.5 For purposes hereof:
          A. “Hazardous Substances” shall mean any material, substance or waste that is listed, classified, regulated, characterized or otherwise defined as “hazardous,” “toxic,” or “radioactive, ” or as “pollutants” or “contaminants” (or words of similar intent or meaning) under applicable Environmental Laws; and any petroleum (including crude oil or any fraction thereof), petroleum products or by-products and any constituents thereof, asbestos or asbestos-containing material, urea formaldehyde insulation, toxic mold, polychlorinated biphenyls, flammable or explosive substances, radon, or pesticides.
          B. “Environmental Laws” shall mean all foreign, federal, state or local statutes, laws, ordinances, codes, rules, regulations, judgments, orders or decrees or other binding directives of relevant governmental agencies or authorities regulating, relating to, or imposing liability or standards of conduct concerning pollution or protection of the environment or human health and safety (to the extent related to pollution or exposure to harmful or deleterious substances), including those relating to the use, manufacture, distribution, storage, recycling, treatment, transport or Release or threatened release of any hazardous, toxic or dangerous wastes, substances or materials as now or at any time hereunder in effect .
          C. “Release” shall mean any Release or threatened release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Substance).
     19.6 Tenant shall not conduct any intrusive environmental investigation of the Premises (including any collection or analysis of groundwater, surface water, soil or building materials) or disclose the existence of any known or suspected environmental condition to any governmental authority, unless such investigation or disclosure is: (i) required by applicable Environmental Law or any other applicable Requirement, (ii) required by an enforceable order (or reasonably believed by Tenant to be an enforceable order), directive or demand of a governmental authority, acting within its jurisdiction (or reasonably believed by Tenant to be acting within its jurisdiction), (iii) reasonably undertaken to facilitate the defense of a pending third party claim or a third party claim reasonably anticipated based upon written communications from a person who is not a party to this Lease or an Affiliate thereof, (iv) reasonably undertaken in an emergency to protect against a threat to human health or the environment, (v) reasonably undertaken in connection with repairs to or maintenance of the Premises, (vi) reasonably undertaken in connection with the expansion of the Premises to accommodate additional operations or uses reasonably consistent with those currently present, provided that such expansion or alteration has been approved by Landlord pursuant to Article 6 of this Lease and the Tenant has received Landlord’s prior written approval for the proposed investigation, sampling, analysis, report or disclosure. Tenant shall promptly notify Landlord if it reasonably believes that an intrusive environmental investigation or disclosure to a governmental authority is required and shall allow Landlord a reasonable opportunity to assume control over or, at Landlord’s discretion, to participate in the conduct of, the investigation or disclosure, except that if, due to exigent circumstances, Tenant’s action is reasonably undertaken without such notice to or allowance of or participation by Landlord, Tenant may inform the Landlord of the environmental condition and Tenant’s conduct with respect to it as soon as practicable thereafter. To the extent that Tenant conducts an investigation or makes a disclosure that is not in compliance with this provision, Tenant shall indemnify and hold Landlord harmless for the cost of any remedial action arising or resulting from any conditions of contamination identified as a result of such investigation or disclosure.
     19.7 If Tenant receives (i) any notice of any material event involving the presence, Release or threatened release, investigation or remediation of any Hazardous Substance at, on, under or from the Premises or in connection with Tenant’s, or Tenant’s representatives, agents or subtenants, use or operations thereon, or (ii) any complaint, order, citation or notice with regard to any material violation of or material obligation under Environmental Law pertaining to the Premises (an “Environmental Complaint”) from any governmental authority or other person, then Tenant shall promptly notify Landlord orally and in writing of said notice. Without in any way limiting the generality of the foregoing, if Tenant receives any notice of any lien filed as security for amounts paid to clean up Hazardous Substances at the Premises, then Tenant shall promptly notify Landlord and Landlord shall have the right, but not the obligation, to discharge such lien upon not less than ten (10) days’ notice to Tenant. Notwithstanding the foregoing, for so long as Landlord is an Affiliate of Principal Stockholder, Tenant shall have no obligation to notify Landlord of any notice, complaint, order, or citation received from or on behalf of the Principal Stockholder or any Affiliate thereof, or from any other person in connection with the implementation of any obligations of Principal Stockholder set forth in the Environmental Annex that indicates the Principal Stockholder or any Affiliate thereof has also received such notice, complaint, order, or citation. Tenant shall provide Landlord with immediate notification of and indemnification for any notice of deficiency, notice of violation or citation issued by any governmental agency.
     19.8 After providing Tenant with notice and a reasonable opportunity to cure, Landlord shall have the right (but not the obligation) to enter onto the Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise remediate or correct the presence or Release or threatened release of a Hazardous Substance or an Environmental Complaint, provided that Landlord shall not unreasonably interfere with Tenant’s use of the Premises. All costs and expenses reasonably incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand, provided and to the extent that such presence or Release or threatened release or Environmental Complaint is subject to Tenant’s duty to indemnify Landlord under Section 19.2 hereof.
     19.9 Landlord has the right from time to time, upon reasonable prior notice and without undue interference in Tenant’s operations, to perform (at its own expense, unless it reasonably believes that Tenant has breached Section 19.1 hereof, in which case with respect to such breach it will be at Tenant’s expense and in which case Landlord may request that Tenant perform) an environmental audit, environmental site assessment, or, if reasonably deemed necessary by Landlord, an environmental risk assessment, each in form and substance satisfactory to Landlord, of the Premises, hazardous waste management practices and/or hazardous waste disposal sites used by Tenant. Said audit, site assessment and/or risk assessment must be by an environmental consultant reasonably satisfactory to Landlord and Tenant.
     19.10 The provisions of this Article shall survive the expiration or earlier termination of this Lease.
   20. LANDLORD GENERALLY NOT LIABLE FOR INJURY OR DAMAGE, ETC.
     20.1 Tenant is and shall be in exclusive control and possession of the Premises, and subject to Section 19.3 of this Lease, Landlord shall not, in any event whatsoever, be liable for any injury or damage to any property or to any person happening in, on or about the Premises, nor for any injury or damage to any property of Tenant, or of any other person or persons contained therein, nor for any injury or damage to the Premises or to any property belonging to Tenant or any other person which may be caused by any fire or breakage, or which may arise from any other cause whatsoever unless caused by the gross negligence or willful misconduct of Landlord, its agents or employees. The provisions hereof permitting Landlord to enter and inspect the Premises are made for the purpose of enabling Landlord to be informed as to whether Tenant is complying with the agreements, terms, covenants and conditions hereof, and if Landlord so desires, to do such acts as Tenant shall fail to do at Tenant’s sole cost and risks. Notwithstanding the foregoing, and subject to Section 19.3, Landlord agrees to defend and to indemnify and save Tenant harmless from and against all liability, and all losses, damages, claims and expenses (including, without limitation, reasonable attorneys’ fees) arising out of injury to or death of persons, damage to or destruction or loss of property, that directly or indirectly is caused by or results from Landlord’s use of and operations on, in and about the Premises. Landlord’s obligations hereunder shall survive the expiration or early termination of this Lease, unless Tenant purchases the Premises, in which case Landlord shall cease to have any obligation hereunder to Tenant upon the closing of the sale unless the parties agree otherwise in writing.
     20.2 In the event of any default by Landlord of its obligation hereunder, if any, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions, all such obligations will be binding upon Landlord only with respect to the period of its ownership of the Premises and not for any period prior thereto or thereafter. Under no circumstances whatsoever shall Landlord or Tenant ever be liable hereunder for consequential damages or special damages.
     20.3 Subject to Tenant’s rights under Article 19, Tenant shall look only to Landlord’s estate and interest in the Premises (or the proceeds thereof) for the satisfaction of Tenant’s remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord under this Lease, and no other property or other assets of Landlord, any member or partner of Landlord or any member or partner of any member or partner of Landlord, or any officer, director, stockholder or employee of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use and occupancy of the Premises. However, nothing contained herein shall be construed to permit Tenant to offset, and Tenant agrees that Tenant shall not offset, against rents due a successor landlord, any judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord. If Tenant is required to report information concerning the Premises to any governmental agency, Landlord shall have no claim against Tenant for any diminution in value of the Premises resulting from such report, except to the extent such diminution in value is caused by a change in the physical condition of the Premises caused by Tenant (or, with respect to any change in physical condition that involves exacerbation of any environmental condition or contamination that existed on or prior to the commencement of this Lease, where Landlord would be entitled to indemnification pursuant to Section 19.2 of this Lease).
   21. MISCELLANEOUS PROVISIONS
     21.1 It is mutually agreed by and between Landlord and Tenant that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage excluding any claim for personal injury or property damage.
     21.2 Tenant shall have the right to place one or more signs on the Premises to indicate the nature of the business of Tenant. The sign shall be lawful under applicable sign codes and subdivision covenants and all signs shall be reasonably approved by Landlord before being placed on the Premises.
     21.3 The term “Landlord” as used herein shall mean only the owner or the mortgagee in possession for the time being of the applicable Premises, so that in the event of any sale, transfer or conveyance of the Premises, Landlord shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, transferee or grantee at any such sale, transfer or conveyance that such purchaser, transferee or grantee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder.
     21.4 The term “Tenant” as used herein shall mean the tenant identified on Schedule I an applicable to the corresponding Premises, and from and after any valid assignment or transfer in whole of said Tenant’s interest under this Lease, with respect to the applicable Premises, pursuant to the provisions of Article 10, shall mean only the assignee or transferee thereof; but the foregoing shall not release the assignor or transferor from liability under this Lease.
     21.5 The words “re-enter” and “re-entry” as used herein shall not be restricted to their technical legal meaning.
     21.6 The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words “successor and assigns” or “successors or assigns” of Landlord or Tenant shall be deemed to include the heirs, executors, administrators, representatives and assigns of any individual Landlord or Tenant.
     21.7 The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.
     21.8 This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.
     21.9 This Lease contains the entire agreement between the parties and may not be extended, renewed, terminated or otherwise modified in any manner except by an instrument in writing executed by the party against whom enforcement of any such modification is sought. All prior understandings and agreements between the parties and all prior working drafts of this Lease are merged in this Lease, which alone expresses the agreement of the parties. The parties agree that no inferences shall be drawn from matters deleted from any working drafts of this Lease or against the party preparing drafts hereof. The parties took equal part in drafting this Lease and no rule of construction that would cause any of the terms hereof to be construed against the drafter shall be applicable to the interpretation of this Lease.
     21.10 The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and, except as is otherwise provided herein, their assigns.
     21.11 Notice whenever provided for herein shall be in writing and shall be given either by nationally recognized overnight courier, facsimile or by certified or registered mail, return receipt requested, to:

To Landlord:	as set forth on Exhibit L

w/copy to:	as set forth on Exhibit L

To Tenant:	as set forth on Exhibit L

w/copy to:	as set forth on Exhibit L

or to such other persons or at such other addresses as may be designated from time to time by written notice from either party to the other. Notices shall be deemed given on the date of delivery thereof and shall be deemed delivered on the date delivery is refused if properly sent and addressed in accordance with the terms of this Section.
     21.12 If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.
     21.13 Landlord and Tenant represents and warrants to each other that they have not dealt with any real estate broker in connection with this Lease and both agree to indemnify each other harmless from any and all claims arising out of any breach of this representation and warranty. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
     21.14 If any officer, servant or employee of Landlord renders assistance at the request of Tenant or on the request of any officer, servant, employee, guest or licensee of Tenant, then that employee shall be deemed the agent of the person making such request and Landlord is hereby expressly released from any and all liability or loss in connection therewith.
     21.15 This Lease shall not be recorded but the parties hereto agree, upon the request of either party, to execute and deliver for recording a memorandum of lease incorporating the basic terms and conditions hereof but deleting any statement or mention of the rental payments.
     21.16 Notwithstanding anything to the contrary contained in this Lease, Tenant shall reimburse Landlord, within five (5) business days after demand, as Rent hereunder, for any and all reasonable costs that may be incurred by Landlord (including, without limitation, its attorneys’, accountants’ and other professional fees, costs and disbursements) in connection with any request by Tenant for Landlord’s consent, review or approval relating to any matter hereunder.
     21.17 Notwithstanding anything to the contrary contained in this Lease, each right and remedy of Landlord or Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any party hereto of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.
     21.18 Landlord and Tenant represent and warrant to each other that their respective execution and delivery of the Lease has been duly authorized, that the individual executing this Lease on behalf of such party has been duly authorized to do so, and that no other action or approval is required.
   22. Confidential Information
      22.1 Notwithstanding the expiration or earlier termination of this Lease, for a period of five (5) years from the date hereof, Landlord and Tenant shall hold, and shall cause each of their respective affiliates and subsidiaries to hold, and shall each cause their respective officers, employees, agents, consultants and advisors (or potential buyers) to hold, in strict confidence, and not to disclose or release or use, without the prior written consent of the other party (which may be withheld in such party’s sole and absolute discretion, except where disclosure is required by applicable laws), any and all Confidential Information (as defined herein) concerning any other party; provided, that the parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers, insurers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such Confidential Information confidential to the same extent as is applicable to the parties and in respect of whose failure to comply with such obligations, the applicable party will be responsible, (ii) if the parties or any of their respective subsidiaries are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of applicable laws or stock exchange rule, (iii) as required in connection with any legal or other proceeding by one party against any other party, (iv) as necessary in order to permit a party to prepare and disclose its financial statements, tax returns or other required disclosures, or (v) as necessary for a party to enforce its rights under this Lease. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii), (iii), (iv) or (v) above, each party, as applicable, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which such parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information. “Confidential Information” shall mean all non-public, confidential or proprietary information concerning Landlord or Tenant, or any of their respective affiliates or subsidiaries, or their past, current or future activities, businesses, finances, assets, liabilities or operations, including any such information that was acquired by any party after the date hereof, or that was provided to a party by a third party in confidence, except for any information that is (i) in the public domain or known to the industry through no fault of the receiving party or its affiliates or subsidiaries, (ii) lawfully acquired after the date hereof by such party or its affiliates or subsidiaries from other sources not known to be subject to confidentiality obligations with respect to such information or (iii) independently developed by the receiving party after the date hereof without reference to any Confidential Information.
     22.2 Each of the parties acknowledges that it and the other members of their respective affiliates and subsidiaries may have in their possession confidential or proprietary information of third parties that was received under confidentiality or non-disclosure agreements with such third party while part of the ITT Corporation companies. Each of the parties will hold, and will cause the other members of their respective affiliates and subsidiaries and their respective representatives to hold, in strict confidence the confidential and proprietary information of third parties to which they or any other member of their respective affiliates and subsidiaries has access, in accordance with the terms of any agreements entered into prior to the date on which Landlord and Tenant are no longer part of the same group of companies between one or more members of the ITT Corporation companies (whether acting through, on behalf of, or in connection with, the separated Businesses) and such third parties.

     22.3 The parties agree that irreparable damage would occur in the event that the provisions of this Section 22 were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

LANDLORD:

By:

Name:

Title:

TENANT:

By:

Name:

Title:

MASTER SUBLEASE AGREEMENT
     THIS MASTER SUBLEASE AGREEMENT (“Sublease”) is made as of the ___ day of ___________, 2011, by and between the each of the sublessors (each a “Sublessor”) identified on Schedule I attached hereto and made a part hereof, and each of the sublessees (each a “Sublessee”) identified on Schedule I.
WITNESSETH:
     WHEREAS, pursuant to the terms and conditions of each lease agreement described on Exhibit S attached hereto and made a part hereof (the “Prime Lease”), each landlord (each a “Landlord”) identified on Schedule I leased to each Sublessor certain premises (“Premises”) in the building (“Building”) described opposite its name on Schedule I (each Sublessor has delivered or made available upon request to each Sublessee a true and complete copy of the relevant Prime Lease);
     WHEREAS, each Sublessor in consideration of the rents herein reserved and of the terms, provisions, covenants and agreements on the part of each Sublessee to be kept, observed and performed, desires to sublease to each Sublessee and each Sublessee desires to sublease from each Sublessor a portion of the Premises, shown outlined on the Floor Plan annexed to Exhibit S (“Subleased Premises”), on the terms, covenants and conditions described set forth in Exhibit S and as hereinafter provided;; and
     WHEAREAS, all references herein to “Sublessor” and Sublessee” shall apply to each Sublessor and Sublessee identified on Schedule I and all references to “Landlord”, “Prime Lease”, “Building”, “Premises”, “Subleased Premises”, “Term”, Base Rent”, and Sublessee’s proportionate share of “Additional Rent” shall apply to each Sublessor and Sublessee in accordance with the corresponding material terms set forth in Exhibit S applicable to such parties’ Subleased Premises.
     NOW, THEREFORE, Each Sublessor and each Sublessee covenant and agree as follows:
1. Sublease
     Sublessor hereby subleases to Sublessee, and Sublessee hereby hires and subleases from Sublessor, the Subleased Premises.
2. Term
     The term (“Term”) of this Sublease shall be for the period set forth on Exhibit S, unless sooner terminated pursuant to any provision set forth herein or in the Prime Lease.

3. Base Rent
     During the entire Term, Sublessee shall pay Sublessor, as rent for the Subleased Premises, the annual sums (“Base Rent”) set forth on Exhibit S, in equal monthly installments, within five (5) days after the first day of each month, without prior notice or demand and without setoff or deduction.
4. Conflicts Between Sublease and Attached Exhibits
      In the event of any inconsistencies or conflicts between the terms and provisions of this Sublease and the material terms set forth in Exhibit S, the material terms set forth in Exhibit S shall control, provided in all instances the terms and provisions of this Sublease, including the schedules and exhibits, remain subject to the terms and provisions of the Prime Lease.
5. Rent Payments
     All Base Rent, Additional Rent and other charges payable by Sublessee to Sublessor (collectively, “Rent”) shall be forwarded in accordance with the applicable provision set forth on Exhibit S. Notwithstanding the foregoing, Sublessee shall pay the first month’s installment of Rent upon the execution of this Sublease and, if the date upon which this Sublease is executed occurs on other than the first day of a calendar month, Sublessee shall pay its pro rata share of Rent for such calendar month.
6. Late Charge
     In the event that Sublessee shall fail to pay Rent within five (5) days after its due date, then from and after the sixth (6th) day until the date Sublessee finally pays the Rent, Sublessee shall pay Sublessor a late charge at the rate of ten (10%) percent per annum with respect to the delinquent amount, provided, however, no late charges shall be assessed against Sublessee prior to January 1, 2012.
7. Use
     Sublessee shall use and occupy the Subleased Premises for the same purposes and in the same manner as used immediately prior to the date hereof and in a manner consistent with the provisions of the Prime Lease.
8. Condition of Subleased Premises
     Sublessee acknowledges that Sublessee is hiring the Subleased Premises in “as is” condition. In making and executing this Sublease, Sublessee has not relied upon or been induced by any statements or representations of any person with respect to the physical condition of the Subleased Premises. Sublessee has relied solely on its own investigations, examinations and inspections of the Subleased Premises.

9. Subordination
     Sublessor and Sublessee agree that this Sublease is, and shall be, subject and subordinate to all of the terms, covenants and conditions of the Prime Lease, and to the matters to which the Prime Lease shall be subordinate.
10. Incorporation of Prime Lease Terms
     10.1 The terms, covenants and conditions contained in the Prime Lease are hereby incorporated herein and shall, as between Sublessor and Sublessee, constitute the terms, covenants and conditions of this Sublease, except to the extent set forth below. As between the parties hereto, Sublessor agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder and Sublessee agrees to be bound by the provisions of the Prime Lease and to keep, observe and perform the terms, covenants and conditions on its part to be kept, observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Sublessor as tenant under the Prime Lease with respect to the Subleased Premises. The remedies of the parties, as Sublessor and Sublessee hereunder, shall be the same as the respective remedies of the Landlord and the tenant under the Prime Lease with respect to the Subleased Premises. Sublessee shall in no case have any rights with respect to the Subleased Premises greater than Sublessor’s rights as tenant under the Prime Lease, and Sublessor shall have no liability to Sublessee for any matter or thing for which Sublessor does not have co-extensive rights as tenant under the Prime Lease.
     10.2 Sublessee agrees to perform, fulfill and observe all covenants and agreements of Sublessor as tenant, as set forth in the Prime Lease, the extent applicable to the Subleased Premises, except for the covenants and agreements of Sublessor set forth therein with respect to the payment of rent and other charges to the Landlord (and except for the covenants and agreements of Sublessor herein to be performed by Sublessor hereunder) and except with regard to any other provision thereof, the content or context of which would render them inapplicable to Sublessee.
11. Indemnification
     Sublessor and Sublessee shall indemnify each other and save the other harmless from and against any and all claims, liability and expense for loss or damage suffered by the other to the extent caused by (i) the negligence, or willful misconduct of the indemnifying party, its agents, contractors or employees; (ii) any act or occurrence in the Sublet Premises unless caused by the negligence or willful misconduct of the indemnifying party, its agents, contractors or employees; and (iii) breach of this Sublease by the indemnifying party, its agents, contractors or employees including, but not limited to, losses caused to the non-indemnifying party under the Sublease. The obligations under this Paragraph 11 shall survive the termination of this Sublease.

12. Liability Insurance
     At all times during the Term, Sublessee shall, at its own cost and expense, provide and keep in force for the benefit of Landlord, Sublessee and Sublessor, comprehensive general liability insurance against claims for bodily injury, death or property damage occurring in, on or about the Subleased Premises, with limits as specified in the Prime Lease. The insurance to be provided and kept in force hereunder by Sublessee shall include Sublessee, as insured, and Sublessor and Landlord, as additional insureds. Said policy shall be obtained by Sublessee and certificates thereof delivered to Sublessor promptly after the signing of this Sublease. Said policy shall be for a period of not less than one year and shall contain a provision whereby the same cannot be materially changed or canceled unless Sublessor is given at least thirty (30) days’ written notice of such material change or cancellation. Sublessee shall obtain and pay for renewals of such insurance from time to time at least thirty (30) days before the expiration thereof, and Sublessee shall promptly deliver certificates thereof to Sublessor. Any insurance required to be provided by Sublessee pursuant to this Sublease may be provided by blanket insurance covering the Subleased Premises and other properties of Sublessee upon condition that (i) such blanket insurance complies with all of the other requirements of this Sublease and is acceptable to Sublessor and Landlord, and (ii) certificates of such insurance are delivered to Sublessor and Landlord. Sublessee shall obtain and pay for insurance on its equipment, furnishings, furniture and other personal property in the Subleased Premises.
13. Restriction on Assignments, etc.
     Sublessee shall not, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, mortgage, pledge or encumber this Sublease, or underlet or suffer or permit all or any part of the Subleased Premises to be used or occupied by others, without the prior written consent of Landlord (to the extent and in the manner required under the Prime Lease) and Sublessor, such consent not to be unreasonably withheld, conditioned or delayed, in each instance. Sublessor shall not sublease any portion of the Premises to a competitor of Sublessee. Notwithstanding any of the foregoing, but in each case subject to the governing terms of the Prime Lease, without the consent of Sublessor, Sublessee may assign or sublease this Sublease to any “Affiliate,” as defined herein; provided, however, that (i) such assignment or sublease does not violate any provisions of the Prime Lease, (ii) obtains any consent or approval of Landlord required under the Prime Lease, (iii) Sublessee provides Sublessor at least thirty (30) days prior written notice of such assignment or sublease; and (iv) Sublessee and any such Affiliate both remain jointly and severally liable for all obligations and liabilities under this Sublease. “Affiliate” shall mean (i) Sublessee’s parent or any other entity that is wholly owned by Sublessee, or under common control with Sublessee; (ii) any entity acquiring all or substantially all of the Sublessee’s assets or stock; or (iii) any successor entity to Sublessee following a merger as determined by Sublessor, in Sublessor’s reasonable judgment.

14. Alterations
     14.1 Sublessee shall not perform any additions, alterations and improvements to the Subleased Premises, or any part thereof, without the prior written consent of Landlord (to the extent required under the Prime Lease) and Sublessor, and otherwise in full compliance with all of the applicable terms, covenants and conditions of the Prime Lease. Sublessee expressly understands and agrees that in the event Landlord requires removal of improvements and alterations performed by and/or for Sublessee and restoration of the Subleased Premises, Sublessee agrees to promptly comply with such removal and restoration requirement of Landlord at the end of the term of the Sublease.
     14.2 Sublessor and Sublessee shall cooperate and mutually agree upon any Separation Work (as herein defined) as may be reasonably necessary to sublease the Premises to Sublessee. Subject to any required Landlord approvals, Sublessee shall use commercially reasonable efforts to physically demise and separate the Subleased Premises, but only to the extent Sublessor and Sublessor have mutually agreed upon any required Separation Work, from the remaining portion of Premises (the “Remaining Portion”) at Sublessee’s sole cost and expense. Such demising and separation work is referred to herein as the “Separation Work.” The Separation Work shall include the following, as required and applicable: (i) installation of one or more code-compliant sheetrock demising walls between the Remaining Portion and the Subleased Premises or such other demising and partition materials as shall be reasonably sufficient to separate the Subleased Premises from the Remaining Portion, finished to match the wall finishes on the Premises to the extent practicable; (ii) any reconfiguration of HVAC distribution, sprinkler system distribution, electrical outlets, and lighting necessary as a consequence of installation of such demising wall(s); and all Separation Work must comply with all applicable fire, safety, health, and building codes provided, however, it shall not be a default hereunder if Sublessor does not commence or complete the Separation Work on the date hereof.
15. Approvals
     In any instance where the approval or consent of Sublessor is required hereunder, such consent or approval shall not be unreasonably withheld, conditioned or delayed. However, any refusal by Sublessor to consent or approve any matter requested by Sublessee shall be deemed reasonable if, inter alia, Landlord has refused to give consent or approval thereto whenever such consent or approval is necessary under the Prime Lease. To the extent that any of the provisions of the Prime Lease conflict with or are inconsistent with the provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of the Prime Lease shall in all instances prevail over this Sublease.
16. Notices
     16.1 Any notice, demand, bill, invoice, statement or communication which either Sublessor or Sublessee may desire or be required to give to the other in connection with this Sublease shall be in writing and shall be deemed to have been sufficiently given if sent by (i)

Certified or Registered Mail, Return Receipt Requested, or (ii) a nationally recognized overnight courier, such as Airborne Express, Federal Express or United Parcel, to such other party at the “Notices” addresses identified on the corresponding Exhibit S.
     16.2 Each such bill, invoice, statement, notice or communication shall be deemed to have been delivered on the date when the original of same is received.
17. Time Limits
     The time limits set forth in the Prime Lease for the performance of any act or the making of any payment (other than the payment of Rent) are, for the purposes of this Sublease, changed so that the time of Sublessee in a particular case hereunder to do or perform any act or make any payment shall be three days less than the time of Sublessor as tenant under the Prime Lease to do so in such case.
18. Services
     Except as otherwise set forth on Exhibit S attached hereto, Sublessee shall be entitled to receive all of the services pertaining to the Subleased Premises which Sublessor is entitled to receive under the Prime Lease and did receive during the twelve (12) month period immediately preceding the date hereof. Sublessee recognizes that such services are to be supplied by Landlord and not by Sublessor. In the event that Landlord shall fail to supply such services or shall refuse to comply with any of the provisions of the Prime Lease insofar as they affect Sublessee’s occupancy of the Subleased Premises, Sublessor shall, at the written request of Sublessee, request Landlord to so comply and if Landlord shall fail or refuse to do so then, to the extent permitted by the terms of the Prime Lease, Sublessee shall have the right to exercise, in its own name and in the name of Sublessor, all of the rights to enforce performance on the part of Landlord as are available to Sublessor, provided that the same shall be without cost, expense or liability to Sublessor. Sublessor shall be under no liability to Sublessee in the event of the failure by Landlord to supply any services, unless the same is due to the fault of Sublessor.
19. Brokerage
     Sublessor and Sublessee represent to each other that in connection with this Sublease, they have dealt with no real estate brokers or consultants.
20. Parking and Signage; Satellite Dishes etc.
     20.1 Except as otherwise set forth on Exhibit S attached hereto, Sublessor and Sublessee agree to share proportionately all parking and signage rights granted to Sublessor under the Prime Lease, if any, based upon Sublessor’s and Sublessee’s proportionate share of the Premises.

     20.2 Sublessor and Sublessee agree to share proportionately all rights granted to Sublessor under the Prime Lease with respect to satellite dishes and/or antennae equipment, if any, based upon Sublessor’s and Sublessee’s proportionate share of the Premises.
21. Termination of Prime Lease/Sublease
     Sublessor agrees that it shall not exercise any options to terminate the Prime Lease during the Term hereof without having first obtained the prior written consent of Sublessee, such consent not to be unreasonably withheld. If the Prime Lease shall be terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon be ipso facto terminated and Sublessor shall not be liable to Sublessee by reason thereof, unless said termination shall have been effected because of a default on the part of Sublessor as tenant under the Prime Lease which was not the result of a default by Sublessee.
22. Surrender of Subleased Premises; Holding Over
     22.1 This Sublease shall expire and Sublessee shall deliver up and surrender possession of the Subleased Premises to Sublessor on the last day of the Term hereof, and Sublessee hereby waives the right to any notice of termination or notice to quit. Upon the expiration or sooner termination of this Sublease, Sublessee covenants to deliver up and surrender possession of the Subleased Premises in the same condition in which Sublessee has agreed to maintain and keep the same during the term of this Sublease and remove Sublessee’s equipment, furniture and other personal property in accordance with the provisions of this Sublease and the Prime Lease, normal wear and tear and damage by fire or other casualty excepted.
     22.2 Upon the failure of Sublessee to surrender possession of the Subleased Premises to Sublessor upon the expiration or sooner termination of this Sublease, Sublessee shall pay to Sublessor an amount equal to 150% of the then current Base Rent and additional rent required to be paid by Sublessee under this Sublease, applied to any period in which Sublessee shall remain in possession after the expiration or sooner termination of this Sublease. Acceptance by Sublessor of Base Rent and additional rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Sublessor’s right to reentry or any other rights of Sublessor hereunder or otherwise provided by law.
     22.3 In addition to the foregoing provisions, Sublessee hereby covenants and agrees to indemnify and hold Sublessor harmless from and against all costs and expenses, including legal fees and any judgment for monetary damages, incurred and/or paid by Sublessor under the Prime Lease as a result of Sublessee’s holdover.

23. Successors and Assigns
     This Sublease, together with the agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Sublessor and Sublessee and their respective heirs, personal representatives, successors and, except as is otherwise provided herein, their assigns.
24. Miscellaneous
     24.1 Sublessor represents that: (i) Sublessor has not received any notice of default or termination of the Prime Lease; and (ii) Sublessor shall not enter into any agreement that will modify or amend the Prime Lease so as to increase or materially affect the obligations of Sublessee pursuant to this Sublease, or adversely affect Sublessee’s right to use and occupy the Subleased Premises or any other rights of Sublessee under this Sublease.
     24.2 It is mutually agreed by and between Sublessor and Sublessee that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease, Sublessee’s use or occupancy of the Premises, and/or any claim of injury or damage excluding any claim for personal injury or property damage.
     24.3 The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Sublease nor in any way affect this Sublease.
     24.4 This Sublease shall be governed by and construed in accordance with the laws of the State, Country or applicable province in which the Premises are located.
     24.5 This Sublease contains the entire agreement between the parties and may not be extended, renewed, terminated or otherwise modified in any manner except by an instrument in writing executed by the party against whom enforcement of any such modification is sought. All prior understandings and agreements between the parties and all prior working drafts of this Sublease are merged in this Sublease, which alone expresses the agreement of the parties. The parties agree that no inferences shall be drawn from matters deleted from any working drafts of this Sublease or against the party preparing drafts hereof. The parties took equal part in drafting this Sublease and no rule of construction that would cause any of the terms hereof to be construed against the drafter shall be applicable to the interpretation of this Sublease.
     24.6 If any provision of this Sublease shall be invalid or unenforceable, the remainder of the provisions of this Sublease shall not be affected thereby and each and every provision of this Sublease shall be enforceable to the fullest extent permitted by law.
     24.7 If any officer, servant or employee of Sublessor renders assistance at the request of Sublessee or on the request of any officer, servant, employee, guest or licensee of Sublessee,

then that employee shall be deemed the agent of the person making such request and Sublessor is hereby expressly released from any and all liability or loss in connection therewith.
     24.8 This Sublease shall not be recorded.
     24.9 Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall reimburse Sublessor, within five (5) business days after demand, as Additional Rent hereunder, for any and all reasonable costs that may be incurred by Sublessor (including, without limitation, its attorneys’, accountants’ and other professional fees, costs and disbursements) in connection with any request by Sublessee for Sublessor’s consent, review or approval relating to any matter hereunder.
     24.9 Notwithstanding anything to the contrary contained in this Sublease, each right and remedy of Sublessor or Sublessee provided for in this Sublease shall be cumulative and shall be in addition to every other right or remedy provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any party hereto of any one or more of the rights or remedies provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise.
25. Confidential Information
      25.1 Notwithstanding the expiration or earlier termination of this Sublease, for a period of five (5) years from the date hereof, Sublessor and Sublessee shall hold, and shall cause each of their respective affiliates and subsidiaries to hold, and shall each cause their respective officers, employees, agents, consultants and advisors (or potential buyers) to hold, in strict confidence, and not to disclose or release or use, without the prior written consent of the other party (which may be withheld in such party’s sole and absolute discretion, except where disclosure is required by applicable laws), any and all Confidential Information (as defined herein) concerning any other party; provided, that the parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers, insurers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such Confidential Information confidential to the same extent as is applicable to the parties and in respect of whose failure to comply with such obligations, the applicable party will be responsible, (ii) if the parties or any of their respective subsidiaries are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of applicable laws or stock exchange rule, (iii) as required in connection with any legal or other proceeding by one party against any other party, (iv) as necessary in order to permit a party to prepare and disclose its financial statements, tax returns or other required disclosures, or (v) as necessary for a party to enforce its rights under this Sublease. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii), (iii), (iv) or (v) above, each party, as applicable, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which such parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information. “Confidential Information” shall mean all non-public, confidential or proprietary information concerning Sublessor or Sublessee, or any of their respective affiliates or subsidiaries, or their past, current or future activities, businesses, finances, assets, liabilities or operations, including any such information that was acquired by any party after the date hereof, or that was provided to a party by a third party in confidence, except for any information that is (i) in the public domain or known to the industry through no fault of the receiving party or its affiliates or subsidiaries, (ii) lawfully acquired after the date hereof by such party or its affiliates or subsidiaries from other sources not known to be subject to confidentiality obligations with respect to such information or (iii) independently developed by the receiving party after the date hereof without reference to any Confidential Information.
     25.2 Each of the parties acknowledges that it and the other members of their respective affiliates and subsidiaries may have in their possession confidential or proprietary information of third parties that was received under confidentiality or non-disclosure agreements with such third party while part of the ITT Corporation companies. Each of the parties will hold, and will cause the other members of their respective affiliates and subsidiaries and their respective representatives to hold, in strict confidence the confidential and proprietary information of third parties to which they or any other member of their respective affiliates and subsidiaries has access, in accordance with the terms of any agreements entered into prior to the date on which Sublessor and Sublessee are no longer part of the same group of companies between one or more members of the ITT Corporation companies (whether acting through, on behalf of, or in connection with, the separated Businesses) and such third parties.
     25.3 The parties agree that irreparable damage would occur in the event that the provisions of this Section 25 were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
26. Access
     Sublessee shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week or as otherwise provided for in the Prime Lease, provided, however, Sublessee’s employees shall be required to show proper identification reasonably required by Sublessor to enter the Subleased Premises. Sublessor shall have the right to enter upon or obtain access to the Subleased Premises or any part thereof without charge at all reasonable times upon reasonable prior notice (except in the case of an emergency, in which case no notice will be required) to inspect the Subleased Premises, or to otherwise exercise or perform any of the rights or obligations of Sublessor under the Prime Lease or this Sublease. At any time during the Term of this Sublease, at reasonable times upon prior reasonable notice, Sublessor may, at Sublessor’s option, enter into and upon the Subleased Premises if Sublessor reasonably determines that Sublessee is not acting within a commercially reasonable time to maintain, repair or replace anything for which Sublessee is responsible under this Sublease, or the Prime Lease, and correct the same after providing written notice, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Sublessee’s business resulting therefrom. If Sublessee shall have vacated the Subleased Premises, has not paid Rent and is in default beyond any applicable notice and cure period, Sublessor may at Sublessor’s option reenter the Subleased Premises at any time during the last six (6) months of the then current Term of this Sublease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Subleased Premises as Sublessor shall elect, all without any abatement of any of the Rent otherwise to be paid by Sublessee under this Sublease.
28. Counterparts
     This Sublease may be executed by one or more of the parties to this Sublease on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Sublease has been executed as of the day and year first above written.

SUBLESSOR: [ ]

By:

Name: Title:

SUBLESSEE: [ ]

By:

Name: Title